Exhibit 99.1

Supreme Acquisition: Delivering on Our Strategic Plan August 9 , 2017 Dick Giromini, CEO Brent Yeagy, President & COO

Important Information and Safe Harbor Statement

No Offer or Solicitation

The tender offer for Supreme Industries, Inc.'s outstanding common stock described in this presentation has not commenced, and this presentation is neither an offer to purchase nor a solicitation of an offer to sell shares of Supreme Industries, Inc.'s common stock. At the time the tender offer is commenced, Wabash National Corporation and Redhawk Acquisition Corporation will file a tender offer statement on Schedule TO and related materials (including an offer to purchase, a letter of transmittal and other offer documents) with the U.S. Securities and Exchange Commission (SEC) and Supreme Industries, Inc. will file with the SEC a tender offer solicitation/ recommendation statement on Schedule 14D-9 with respect to the tender offer. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND RELATED MATERIALS (INCLUDING THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL) AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE TENDER OFFER WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents (once they become available) will be available to all stockholders of Supreme Industries, Inc. free of charge on the SEC's web site at http://www.sec.gov.

This presentation contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including statements about the Company's proposed acquisition of Supreme Industries, Inc., the anticipated financial results for Surpeme, the timing and financing of the anticipated transaction and the potential benefits of the anticipated transaction, including that Wabash expects the transaction to be accretive to net income, to result in growth opportunities and to lead to cost, operations and purchasing power synergies. Forward-looking statements convey the Company's current beliefs, expectations or forecasts of future events but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or actions to differ materially from what is expressed or implied by these statements. All statements made in this presentation other than statements of historical fact are forward-looking statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, the satisfaction of conditions to closing the transaction, the ability to successfully integrate Supreme Industries, Inc. operations and programs with the Company's and the time and resources required to do so, the uncertainties inherent in commercial, manufacturing and production activities, decisions by regulatory authorities regarding whether and when to approve the transaction or any applications, uncertainties inherent in the completion of the necessary financing agreements, slow or negative growth in each of the companies industries, competitive developments, reliance on certain customers and corporate partnerships, shortages of raw materials, acceptance of new technology and products, and government regulation. Listeners should review and consider the various disclosures made by the Company in this presentation, in the Company's reports to its stockholders and periodic reports on Forms 10-K and the risk factors discussed in the Company's filings with the Securities and Exchange Commission. We cannot give assurance that the expectations reflected in our forward- looking statements will prove to be correct, and we undertake no obligations to update these statements.

© 2017 Wabash National, L.P. All rights reserved.
Wabash®, Wabash National®, DuraPlate®, DuraPlate AeroSkirt®, Walker, Brenner® and Beall® are marks owned by Wabash National, L.P. Transcraft® and Benson® are marks owned by Transcraft Corporation.

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3 W ABASH TO A CQUIRE S UPREME

4 x Provides immediate leadership position in medium - and light - duty truck body segments x Delivers on strategy of reducing dependence on Class 8 dry van market x Provides critical mass in higher margin, less cyclical truck body segment Accelerates Growth & Diversification x Wabash entered the Final Mile segment in 2015. This acquisition allows Wabash to benefit from increasing urbanization and growth in ecommerce and home delivery x As the #2 player in the truck body segment, Supreme accelerates Wabash’s strategy for growth in Final M ile Delivers on Final Mile Strategy x x Identified s ignificant synergy potential given the complementary nature of the product portfolio, manufacturing footprint and enhanced economies of scale x Significant potential upside through cross - selling and R&D integration x Highly attractive growth and margin profile to generate earnings accretion in year 1 Attractive Synergy Potential and Financial Profile T RANSACTION R ATIONALE Diversification, Growth and Synergy Opportunities

Existing Products Supporting Final Mile Growth

Accelerates key growth strategy – which Wabash entered in 2015


All we've learned.
Now available in a slightly smaller package.
WABASH

Cold Chain Series Refrigerated Truck Body

Cold Chain Series
MSCT TECHNOLOGY



- Available with molded structural composite thermal technology:
  - 15% lighter
  - 25% improved thermal performance
  - Improved puncture resistance

Final Mile Series Dry Truck Body

Final Mile Series
MSC TECHNOLOGY



- Utilizes industry-leading DuraPlate® panels
- Robust heavy-duty design
- Available with weight-saving floor using molded structural composite technology

We Continue to Add Innovative Products to Our Final Mile Portfolio

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6 G ROWTH IN F INAL M ILE • Trend towards next day and s ame day delivery • The younger the consumer, the faster the expectation of delivery • Cold Chain Logistics market in North America forecasted to grow at double digits -- Amazon acquisition of Whole Foods • Evolving changes in distribution Source: Forrester Research, Business Insider The E - Commerce Effect • In the Early Innings of E - Commerce Growth • Currently Only Accounts for 8% of Total Retail Sales • Expected to Grow at a 8 - 12% CAGR Through 2025 Why It Matters Key Drivers U.S. E - Commerce Retail Sales Final Mile Logistics Becoming a Key Differentiator for Retailers

7 • Tender offer of $21 per share • Approximate enterprise value of $342M including the assumption of net debt • 2017 Forecasted Operating EBITDA of $34M (1) • Combination will strengthen Wabash’s foothold in the rapidly growing Final Mile space and diversify its product offerings • Expected to generate significant synergy value • Funded through cash and new high yield bond issuance • Accretive to earnings in first full calendar year (2) • Tender offer expected to close by October 2017 T RANSACTION D ETAILS Notes: 1. Based on management projections 2. Excluding purchase accounting Company Overview Ticker NYSE MKT: STS Corporate HQ Goshen, IN Key Statistics (2016) Revenue $299M Gross Profit $67M (22%) SG&A $39M (13%) Operating Income $29M (10%) Solid Earnings and Revenue Growth Expected from Combination

Supreme's Robust Business Portfolio

% of 2016 Revenue

Dry Freight
(68%)


Signature Van


Iner-City Cutaway

Refrigerated
(12%)


Kold King

Service/Cargo
(10%)


Spartan Service Cutaway

Platform, Stake, Parts & Service, and Other
(10%)


Curtainside


Furniture

Broad Geographic Footprint


Goshen, IN
(Headquarters)
Ligonier, IN
Jonestown, PA
Moreno Valley, CA
Griffin, GA
Cleburne, TX
Truck Plant
Structural Laminating
Specialty Vehicles

Blue-Chip Customer Base

Best Buy 10+ Years	Budget 10+ Years	RAC 10+ Years	SG 10+ Years
enterprise 10+ Years	Flowers Bakeries Foodservice 10+ Years	Penske Corporation 10+ Years	Ryder 8+ Years

Focused, Complementary Product Line Addition

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9 Wabash Class 2 Class 3 Classes 4 - 5 Classes 6 - 8 Supreme 6,000 – 10,000 lbs • Vans • Pick - Ups 10,000 – 14,000 lbs • Walk - In Vans • Small Truck Bodies 14,000 – 16,000 lbs • Small & Medium Duty Truck Bodies • Large Walk - In Vans >19,500 lbs • Heavy - Duty Truck Bodies • 28’ Pup Trailers • 53’ Conventional Primary Products 28’ Pup Trailers Heavy - Duty Truck Bodies Small Delivery Truck Bodies Medium - Duty Truck Bodies Cut - Away Delivery Vans P ORTFOLIO E XPANSION T HROUGH A DDITION OF C LASS 2 - 5 T RUCK B ODIES Wabash Strengths are Presently Class 6 - 8; Opportunities in Lower GVWR Classes

10 O PPORTUNITY TO G ROW IN AN A TTRACTIVE S EGMENT Source: SpecialtyTransportation.net Morgan / Morgan - Olson 42% Supreme 17% Utilimaster 8% Unicell Ltd. 3% All Other 30% Units in thousands 0 25 50 75 100 125 150 2015 2016 2017F 2018F 2019F 2020F Truck Body Forecast 2015 - 2020E CAGR 1.4 % Curtainside 4.3% Reefer 9.9% Walk - In 3.2% Parcel Delivery 3.2% Dry Freight % of 2015 Truck Bodies Sold • 50+ U.S. manufacturers • Fragmented space where over 40 manufacturers make up ~30% of sales • Most are smaller, privately held regional players Manufacturers Source: SpecialtyTransportation.net Strong Demand Dynamics

11 $98 $102 $76 $299 $83 $115 $84 $315 $0 $100 $200 $300 $400 Q4 Q1 Q2 FY Q4 Q1 Q2 FYE End of Quarter Backlog Levels End of Quarter Backlog Levels Supreme FY Revenue and Backlog 2016 2017 2015 2016 ($ mils) • Backlog higher than forecast • Higher margin retail / leasing business makes up ~80% of backlog S TRONG B ACKLOG , I NCREASINGLY B ENEFICIAL C USTOMER M IX 2016 Revenue 2017E Revenue jj $236 $278 $299 18.6% 19.5% 22.4% 18.0% 19.5% 21.0% 22.5% 24.0% $0 $100 $200 $300 $400 2014 2015 2016 $17 $23 $33 7.2% 8.4% 11.0% 6.0% 7.5% 9.0% 10.5% 12.0% $0 $10 $20 $30 $40 2014 2015 2016 ($ mils) Supreme Operating EBITDA and Operating EBITDA Margin Supreme Revenue and Gross Margin ($ mils) Solid Backlog and Expanded Customer - Focused Value Proposition

12 S UPREME W ILL S IGNIFICANTLY R EDUCE D EPENDENCY ON D RY V AN D EMAND $1.8B $ 1.2B Dry Vans $1.0B Dry Vans $1.2B 2006: Transcraft Acquisition 2012/13: Walker Group and Beall Acquisition 2008: Wabash Composites Launch and Benson Acquisition 2015: Truck Bodies Launch Highlights 2017: Little Falls Facility Acquisition 2017: Supreme Industries, Inc. Acquisition 77% of total revenue 64% of total revenue ~50% of total revenue Growing, Diversified Revenue Lowers Overall % of Dry Vans All Other Products Dry Vans 2005 2016 2018E Consolidated Revenue 2005 vs. 2016 vs. 2018E Dry Vans ~$ 1.0B Dry Vans $1.2B 77% of total Revenue Dry Vans 64% of total Revenue ~50% of total Revenue

SIGNIFICANT SYNERGY AND GROWTH POTENTIAL

Expected Annual Cost Synergies Derived from Various Channels ~$20M

Supply Chain Savings	Increased scale provides material purchasing savings
Wabash Management System Implementation	Significant benefits from shop floor process improvements driven by Wabash's best-in-class techniques
SG&A Savings	Public company costs and leveraging Wabash's shared services

Exciting Growth Potential and Revenue Synergies $10-20M+ Annually

Innovative Technology	Material technologies will improve durability, reduce weight and grow sales
Complementary Distribution Channels	Revenue from large fleets, retail customers and refrigerated line greater than the sum of parts

Run-Rate Synergies Expected by FY2021 with Moderate Upfront Integration Costs

WABASH NATIONAL

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Combination Will Be Mutually Beneficial to Both Companies

Wabash Customers Expanding Into Final Mile

FedEx

J.B. HUNT

Old Dominion Freight Line

R+L Carriers

SAIA

SCHNEIDER

XPO Logistics

WERNER

YRC Freight

Wabash's Superior Material Technologies

Honeycomb Core

Full Launch Expected by Mid-2018



- Exclusive license to continuous honeycomb process technology for the containment and transportation industries in North America
- Lighter weight composite panels drive growth in both current and new applications

Molded Structural Composites

Full Launch Expected by Late 2018



- Recipient of HDT's "Top 20 Products of 2016"
- Little Falls: launch facility & supplier for MSC products
- Drives significant growth in truck bodies and reefer van business

Perforated Core

Full Launch Early 2019



- Patented technology offers reduced weight DuraPlate panels for heavy-duty applications
- Significant reduction in plastic material consumption and overall cost

Combination Presents Significant Opportunity for Revenue Synergies

WABASH NATIONAL 14

15 Top 20 Metro Area by GDP (within 200 Miles) S TRATEGICALLY P OSITIONED M ANUFACTURING AND D ISTRIBUTION F OOTPRINT 13 Wabash Manufacturing Plants (1) Wabash Corporate Office Supreme Corporate Office 7 Supreme Manufacturing Plants Note: 1. Huddersfield, United Kingdom and Queretaro, Mexico not depicted Lafayette, IN Goshen, IN Cleburne, TX Jonestown, PA Moreno Valley, CA Griffin, GA Ligonier, IN Regional Manufacturing Extends Wabash’s Reach

Pro Forma Company Structure

Wabash National Corporation

Commercial Trailer Products



- Dry & Refrigerated Vans
- Platform Trailers
- Fleet Used Trailers
- Aftermarket Parts & Service

Diversified Products



- Tank Trailers & Truck-Mounted Tanks
- Composite Panels & Products
- Dairy, Food & Beverage Equipment
- Containment and Aseptic Systems
- Aircraft Refueling Equipment

Final Mile Products



- Truck-Mounted Dry Bodies
- Truck-Mounted Reefer Bodies
- Service Bodies
- FRP Panel Sales
- Stake Bodies

Strong Brands in Diverse End Markets and Industries

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17 F INANCIAL I NFORMATION Note: 1. Operating EBITDA = Operating Income + Depreciation and Amortization + Share Based Comp + Impairment Charges 2016 Metrics Revenue $1,845M $299M Operating EBITDA (1) $253M $33M Operating EBITDA Margin 13.6% 10.9% EBIT $215M $29M EBIT Margin 11.6% 9.6% CapEx $20M $4M Employees 5,100 1,450 Supreme Wabash National Corporation Synergized Combination will Grow Margins and EPS

DELIVERING GROWTH AND DIVERSIFICATION

#	Strategic M&A Criteria		Supreme Fits the Bill
1	Value-added, engineered products and services manufactured at scale where we can provide customer solutions	✓	$300M Platform and #2 market share leader to produce built-to-order truck bodies for the Final Mile market
2	Operating Margin levels > 10% longer term	✓	Attractive margins: 22+% GM, with quick line of sight to 10% OM. EPS accretion expected in Year 1
3	Strong management teams that are a cultural fit	✓	Experienced management team with extensive experience in the Final Mile market
4	Aligned with core competencies in purchasing, operations, distribution and product development	✓	Benefits from materials, distribution, product development, regional manufacturing sites, and operational CI opportunities
5	Diversified growth markets (end markets or geographies) and less cyclical industries	✓	Diversified, adjacent end market with strong demand growth expectations tied to mega trends in Final Mile delivery

Strong Match to Strategic Criteria for M&A

WABASH NATIONAL 18

WABASH NATIONAL CORPORATION Appendix

20 R ECONCILIATION OF N ON - GAAP M EASURES : W ABASH Wabash EBITDA Reconciliation $ Ms , unless stated 2016 Net I ncome $119 Interest Expense 16 Income Tax Expense 66 Depreciation and Amortization 37 Stock - based Compensation 12 Impairment Charges 2 Other Non - Operating Expenses 1 Operating EBITDA $253 EBITDA Reconciliation ($ Ms )

21 R ECONCILIATION OF N ON - GAAP M EASURES : S UPREME Supreme EBITDA Reconciliation $ Ms , unless stated Twelve Months Ended December 31, 2014 2015 2016 2017 Forecast Net Income $8 $13 $19 $19 Interest Expense, net 1 0 1 1 Income Tax Expense 4 6 9 10 Depreciation and Amortization 4 3 3 3 Stock - based Compensation 0 1 1 1 Other Adjustments (1) 0 0 0 0 Operating EBITDA $17 $23 $33 $34 EBITDA Reconciliation ($ Ms ) Notes: 1. No other adjustments are made in Supreme’s Operatin g EBITDA reconciliation .

Disclaimer

We have prepared this document solely for informational purposes. You should not definitively rely upon it or use it to form the definitive basis for any decision, contract, commitment or action whatsoever, with respect to any proposed transaction or otherwise. You and your directors, officers, employees, agents and affiliates must hold this document and any oral information provided in connection with this document in strict confidence and may not communicate, reproduce, distribute or disclose it to any other person, or refer to it publicly, in whole or in part at any time except with our prior written consent. If you are not the intended recipient of this document, please delete and destroy all copies immediately.

We have prepared this document and the analyses contained in it based, in part, on certain assumptions and information obtained by us from the recipient, its directors, officers, employees, agents, affiliates and/or from other sources. Our use of such assumptions and information does not imply that we have independently verified or necessarily agree with any of such assumptions or information, and we have assumed and relied upon the accuracy and completeness of such assumptions and information for purposes of this document. Neither we nor any of our affiliates, or our or their respective officers, employees or agents, make any representation or warranty, express or implied, in relation to the accuracy or completeness of the information contained in this document or any oral information provided in connection herewith, or any data it generates and accept no responsibility, obligation or liability (whether direct or indirect, in contract, tort or otherwise) in relation to any of such information. We and our affiliates and our and their respective officers, employees and agents expressly disclaim any and all liability which may be based on this document and any errors therein or omissions therefrom. Neither we nor any of our affiliates, or our or their respective officers, employees or agents, make any representation or warranty, express or implied, that any transaction has been or may be effected on the terms or in the manner stated in this document, or as to the achievement or reasonableness of future projections, management targets, estimates, prospects or returns, if any. Any views or terms contained herein are preliminary only, and are based on financial, economic, market and other conditions prevailing as of the date of this document and are therefore subject to change. We undertake no obligation or responsibility to update any of the information contained in this document. Past performance does not guarantee or predict future performance.

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